UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  December 7, 2011

IDEAL FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53922	33-0999642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd.
Suite 3010
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(801) 302-2251

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On  December 6, 2011, the Board of Directors of Ideal Financial Solutions, Inc. approved the appointment of Travis Rodak to serve as Chief Technology Officer of the Company, effective December 1, 2011. Mr. Rodak commenced employment with the Company on December 1, 2011.

The terms of Mr. Rodak’s employment are set forth in the Executive Employment Agreement, dated December 1, 2011 between the Company and Mr. Rodak. Mr. Rodak will be employed by the Company on an “at will” basis. He will receive an annualized base salary of $100,000, and will be eligible to earn an incentive bonus in accordance with the Company’s Bonus Plan. Mr. Rodak will also be entitled to participate in the benefit programs available to executives of the Company, including the Company’s health insurance reimbursement plan.

Mr. Rodak has had no bankruptcies or convictions and has not been a director of any public companies,
Prior to joining Ideal Mr. Rodak was a Senior Technical Consultant for Robbins Gioia.  Prior to that, he was an IT professor at Stevens Henager College and the founder and CEO of Whitewater Technologies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideal Financial Solutions, Inc.

Dated: December 7, 2011	By /s/ Steven L. Sunyich
Steven L. Sunyich, Chief Executive Officer